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                                                                   Exhibit 10.26

FORM FOR EXISTING EMPLOYEES
---------------------------

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 1st day of January, 2002 between Isle of Capri Casinos, Inc., a Delaware corporation (the "Company") and Bernard Goldstein ("Employee").

         In consideration of the mutual promises of this Agreement, the Company and Employee agree as follows:

         1. Effective Date. This Agreement shall be effective as of the date hereof and replaces the employment agreement in place between the "Company" and the "Employee".

         2.       Employment.
                  ----------

                  (a) Term. The Company hereby employs Employee, and Employee accepts such employment and agrees to perform services for the Company and/or its subsidiaries, (hereinafter collectively referred to as the "Company") for an initial period of one (1) year from and after the Effective Date of this Agreement (the "Initial Term") and for successive one-year periods (the "Renewal Terms"), unless terminated at an earlier date in accordance with Section 3 of this Agreement (the Initial Term and the Renewal Terms together referred to as the "Term of Employment").

                  (b) Service with Company. During the Term of Employment, Employee agrees to perform reasonable employment duties as the Board of Directors of the Company shall assign to him from time to time. Employee also agrees to serve, for any period for which he is elected as an officer of the Company; provided, however, that Employee shall not be entitled to any additional compensation for serving as an officer of the Company. From and after the Effective Date, Employee shall continue to be an executive officer of the Company with the title of Chief Financial Officer.

                  (c) Performance of Duties. Employee agrees to serve the Company faithfully and to the best of his ability and to devote substantially all of his time, attention and efforts to the business and affairs of the Company during the Term of Employment.

                  (d) Compensation. During the Term of Employment, the Company shall pay to Employee as compensation for services to be rendered hereunder an aggregate base salary of $500,000 per year, payable in equal monthly, or more frequent payments, subject to increases, if any, as may be determined by the Company. Employee shall also be eligible to participate in any stock option plans of the Company. In addition to the base salary, any bonuses, and participation in stock option plans, Employee shall be eligible to participate in any employee benefit plans or programs of the Company as are or may be made generally available to employees of the Company and those made available to officers of the Company. The Company will pay or reimburse Employee for all reasonable and necessary out-of-pocket

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expense incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's policies for expense verification.

         3.       Termination.
                  -----------

                  (a) The Term of Employment shall terminate prior to its expiration in the event that at any time during such term:

                         (i) The Company delivers a notice of termination for "cause to Employee". For purposes of this section, "cause" shall mean any dishonesty, disloyalty, material breach of corporate policies, gross misconduct on the part of Employee in the performance of Employee's duties hereunder or a violation of Section 5 of this agreement. If Employee is terminated for cause, there shall be no severance paid to Employee and his benefits shall terminate, except as may be provided by law.

                         (ii) The Company for any other reason terminates the Term of Employment. If Employee signs a General Release in a form acceptable to the Company that releases the Company from any and all claims that Employee may have and affirmatively agrees not to violate any of the provisions of
                                 Section 5 hereof, Employee shall be entitled to continue to receive his salary and, to the extent legally permissible continue to participate in the employee benefit programs for a period of 24 months from and after such termination or until new employment begins, which ever occurs first. If Employee fails to sign the form, Employee shall not be entitled to any continuing payments or benefits. In lieu of monthly payments, a lump sum award may be authorized by the Board of Directors. Employee shall be provided out-placement service with an out-placement firm or service selected by the Company and at the reasonable expense of the Company.

                         (iii) Employee for any reason voluntarily terminates the Term of Employment. In said event, Employee shall not be entitled to any compensation and his benefits shall terminate, except as may be provided by law, from and after termination.

                         (iv) However, if Employee voluntarily terminates the Term of Employment due to Retirement all stock options shall become fully vested and exercisable and the Employee's deferred bonus payments shall be fully vested and paid. The term "Retirement" shall mean the termination by Employee of his employment by reason of reaching the age of 65 or such later date approved by the Board of Directors.

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                         (v)     Employee dies or becomes disabled as determined
                                 in good faith by the Board of Directors.
                                 Employee, or his estate, shall continue to receive his salary and, to the extent legally permissible continue to participate in the employee benefit programs for a period of 24 months from and after such termination or until new employment begins, which ever occurs first. In lieu of monthly payments, a lump sum award may be authorized by the Board of Directors. Employee shall also be entitled to a lump sum payment equal to the average of the last 3 years bonus payment inclusive of deferred amounts.

                  (b) Except as provided above, the vesting of stock options and deferred bonus payments shall be governed by the provisions of the Company's Stock Option Plans and Deferred Bonus Plan.

         4. Change In Control of the Company. A change in control of the Company defined as its sale, acquisition, merger or buyout to an unaffiliated person that has significant effect or a reduction in the responsibilities, position or compensation of Employee or if Employee is required to move the location of his principal residence a distance of more than 35 miles prior to or during the initial 12 months of the change of control will entitle Employee to the following severance:

                       (i) 24 month's salary paid as salary continuation plus a lump sum payment equal to the average of the previous 3 years bonus payment inclusive of deferred amounts. Salary continuation shall terminate if and when Employee begins new employment during the period of salary continuation.

                       (ii) Health and welfare benefits shall be fully paid by the Company and run concurrently with salary continuation.

                       (iii) All stock options shall become fully vested and
                             exercisable and Employee's deferred bonus payments shall be fully vested and paid.

                       (iv) Employee shall be provided out-placement services with a mutually agreed upon out-placement firm or service selected by the Company and at the reasonable expense of the Company.

         5.       Confidentiality, Non-competition and Non-Solicitation.
                  -----------------------------------------------------

                  (a) Ownership. Employee agrees that all inventions, copyrightable material, business and/or technical information, marketing plans, customer lists and trade secrets which arise out of the performance of this Agreement are the property of the Company.

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                  (b)  Confidentiality. Except as is consistent with Employee's duties and responsibilities within the scope of his employment with the Company, Employee agrees to keep confidential indefinitely, and not to use or disclose to any unauthorized person, information which is not generally known and which is proprietary to the Company, including all information that the Company treats as confidential, ("Confidential Information"). Upon termination of Employee's employment, Employee will promptly turn over to the Company all software, records, manuals, books, forms, documents, notes, letters, memoranda, reports, data, tables, compositions, articles, devices, apparatus, marketing plans, customer lists and other items that disclose, describe or embody Confidential Information including all copies of the confidential Information in his possession, regardless of who prepared them.

                  (c) Non-competition. Employee agrees to the following covenant not to compete beginning on the effective date of this Agreement and continuing until one year after termination of his employment relationship with the Company:

                            Employee agrees not to compete, directly or indirectly (including as an officer, director, partner, employee, consultant, independent contractor, or more than 5% equity holder of any equity) with the Company in any way concerning the ownership, development or management of any gaming operation or facility within a 75-mile radius of any gaming operation or facility with respect to which the Company owns, renders or proposes to render consulting or management services.

                  (d) Non-solicitation.Employee agrees not to solicit or recruit, directly or indirectly, any management employee (director level and above) of the Company for employment during the one (1) year period after termination of his employment relationship with the Company.

         6.       Miscellaneous.
                  -------------

                  (a) Successors and Assigns. This Agreement is binding on and inures to the benefit of the Company's successors and assigns. The Company may assign this Agreement in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business. This Agreement may not be assigned by Employee.

                  (b) Modification, Waivers. This Agreement may be modified or amended only by a writing signed by the Company, and Employee. The Company's failure, or delay in exercising any right, or partial exercise of any right, will not waive any provision of this Agreement or preclude the Company from otherwise or further exercising any rights or remedies hereunder, or any other rights or remedies granted by any law or any related document.

                  (c) Governing Law, Arbitration. The laws of Delaware will govern the validity, construction, and performance of this Agreement. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules,

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and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Both the Company and Employee hereby consent to this binding arbitration provision.

                  (d) Remedies. Employee understands that if he fails to fulfill his obligations under this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity, or by statute, Employee hereby consents to the specific enforcement of this Agreement by the Company through an injunction or restraining order issued by the appropriate court.

                  (e) Captions. The headings in this Agreement are for convenience only and do not affect the interpretation of this Agreement.

                  (f) Severability. To the extent any provision of this Agreement shall be invalid or enforceable with respect to Employee, it shall be considered deleted here from with respect to Employee and the remainder of such provision and this Agreement shall be unaffected and shall continue in full force and effect. In furtherance to and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law with respect to Employee, then such provision shall be construed to cover only that duration, extent or activities which are validly and enforceably covered with respect to Employee. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its expressed terms) possible under applicable laws.

                  (g) Entire Agreement.This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters herein or therein, including without limitation, any policy of personnel manuals of the Company.

                  (h) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and sent by registered first-class mail, postage prepaid, and shall be deemed delivered upon hand delivery or upon mailing (postage prepaid and by registered or certified mail) to the following address:

                       If to the Company, to:

                               Isle of Capri Casinos, Inc.
                               1641 Popps Ferry Road
                               Biloxi MS  39532

                       If to the Employee: to:

These addresses may be changed at any time by like notice.

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         IN WITNESS WHEREOF, each party has caused this Agreement to be executed in a manner appropriate for such party as of the date first above written.

                              ISLE OF CAPRI CASINOS, INC.

                              By:      /s/
                                -------------------------------------


                              "EMPLOYEE"


                              By:      /s/  Bernard Goldstein
                                 ------------------------------------

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